EXHIBIT 10.1
WEBSTER FINANCIAL CORPORATION
2021 STOCK INCENTIVE PLAN
(as amended and restated effective April 26, 2023)

Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 2021 Stock Incentive Plan (the “Plan”), as amended and restated effective April 22, 2021, which amends and restates the Plan effective April 26, 2023 as follows:
1.PURPOSE.
The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries (“Subsidiaries”), and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its Subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), Restricted Stock (as defined in Section 6(b)), Performance-Based Stock (as defined in Section 6(c)) and Stock Units (as defined in Section 6(e)) to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs, Restricted Stock, Performance-Based Stock and Stock Units under the Plan are referred to collectively as “Incentive Awards.” The agreements or other documents setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).
2.ADMINISTRATION.
(a)Board. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.
(b)Committee. The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as (i) “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as now in effect or as hereafter amended (the “Exchange Act”) and (ii) “independent directors” in accordance with the rules of the stock exchange on which the Stock is listed. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
(c)Designated Officer. In addition to delegation to the Committee, the Board may delegate to any officer of the Corporation (the “Designated Officer”) the power and authority to grant Incentive Awards under the Plan to any employee of the Corporation or any Subsidiary, who is employed at a level below Executive Vice President or Executive Managing Director or equivalent title within the Corporation and the Subsidiaries; provided, however, that the Designated Officer shall not grant Incentive Awards covering Stock in excess of the aggregate maximum number of shares of Stock specified by the Board for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan pursuant to Incentive Awards).

(d)Delegation to the Committee or the Designated Officer. In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee or the Designated Officer if the power and authority to do so has been delegated to the Committee or the Designated Officer, respectively, by the Board as provided for in Section 2(b) or Section 2(c) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or the Designated Officer shall be final and conclusive.
(e)No Liability. No member of the Board or of the Committee nor any Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.
3.STOCK.
The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $0.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 21,361,000 shares. Of the aggregate shares, (1) 4,000,000 resulted from an increase in the prior share pool, approved by the Board on February 23, 2021, and approved by the Corporation’s shareholders at the Corporation’s 2021 annual meeting and (2) another 4,000,000 resulted from an increase in the prior share pool, approved by the Board on March 1, 2023, and subject to approval by the Corporation’s shareholders at the Corporation’s 2023 annual meeting. The maximum aggregate number of shares of Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 21,361,000 shares. The number of shares so reserved is subject to adjustment as hereinafter provided in Section 17 below.
Shares of Stock covered by an Incentive Award shall be counted against the share pool as of the date of grant. Any shares of Stock that are subject to any Incentive Award shall be counted against the limit set forth in the preceding paragraph as one (1) share for every one (1) share subject to an Incentive Award. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.
4.ELIGIBILITY.
Employees and Subsidiary Directors. Incentive Awards may be granted under the Plan to any employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as Restricted Stock, Performance-Based Stock and Stock Units to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 300,000 shares (subject to adjustment as provided in Section 17 hereof).
Non-Employee Directors. Directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become Grantees under the Plan. During any calendar year, no Non-Employee Director may receive Incentive Awards with an aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) in excess of $500,000.
An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.
5.EFFECTIVE DATE AND TERM OF THE PLAN.
(a)Effective Date. The Plan was originally effective as of March 23, 1992. The Plan has been previously restated five times effective April 26, 2001, January 31, 2005, October 23, 2006, April 28, 2016 and

April 22, 2021 respectively. The Plan now is amended and restated effective April 26, 2023, subject to approval by the shareholders of the Corporation on such date, and shall be applicable to Incentive Awards granted on or after that date.
(b)Term. The Plan shall terminate on April 26, 2033.
6.GRANT OF INCENTIVE AWARDS.
(a)Options. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted; provided that the date on which the Grantee first renders services to the Corporation or a Subsidiary (the “Hire Date”) shall be the grant date if the Hire Date is later than the date on which the Board approves the grant. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.
(b)Restricted Stock Awards. For purposes of the Plan, “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to this Section 6(b), which are subject to forfeiture restrictions based on the Grantee’s length of service or other non-performance-based criteria. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of Restricted Stock. Except with respect to Restricted Stock issued upon fulfillment of the performance criteria for Performance-Based Stock, no Restricted Stock award may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Restricted Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of Restricted Stock.
Upon attainment of the vesting requirements (or, to the extent specified by the Board, partial attainment of such requirements), the Grantee of a Restricted Stock award shall be entitled to the shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.
(c)Performance-Based Stock Awards. For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Performance-Based Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

Performance objectives may include, but are not limited to, on one or more of the following criteria and can be measured on an absolute basis or relative to a comparator group: (i) total shareholder return, (ii) income, (iii) the Stock price, (iv) earnings per share, (v) return on assets, equity or investments, (vi) operational efficiency, (vii) operating profit, (viii) operating revenue, (ix) operating expenses, (x) loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets, (xi) net interest spreads, (xii) financial ratings by outside agencies, (xiii) fee income, (xiv) capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and capital surplus, (xv) revenue targets, (xvi) expense targets, (xvii) market or market segment share or penetration, (xviii) shareholders equity, (xix) assets and liabilities, or (xx) any combination of the foregoing.
Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board may provide in any Performance-Based Stock award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs or loan losses; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs or discontinued operations; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs or share offerings; (i) tax valuation allowance reversals; and (j) impairment expense.
Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained.
(d)Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be affected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.
(e)Stock Units. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a Stock Unit. For purposes of the Plan, the term “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to this Section 6(e), which is subject to forfeiture restrictions as determined by the Board and provided in the related Award Agreement. Stock Units shall be awarded on terms and conditions that otherwise would be permitted under the Plan to apply to Restricted Stock or Performance-Based Stock; provided, however, that holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. No Stock Unit may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Award Agreement.
(f)Deferral. Subject to the provisions of Section 22 below, the Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.
(g)Dividends and Dividend Equivalents on Performance-Based Stock and Stock Units. The Committee may, in its sole discretion and subject to compliance with applicable law including Code Section 409A, provide that Awards of Performance-Based Stock and Stock Units granted under the Plan earn dividends or dividend equivalents and provide that dividends and dividend equivalents either (i) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the Award, or (ii) will be credited to a bookkeeping or other account for the Grantee and accumulated without interest until the date upon which the Award becomes vested (and any such dividends or dividend equivalents accrued with respect to forfeited Awards will be reconveyed to the Company or cancelled without further consideration or any act or action by the Grantee); and will be paid or distributed to the Grantee as accrued no later than the fifteenth (15th) day of the third (3rd) month following the first (1st) calendar year in which the Grantee’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. In no event shall dividends or dividend equivalents with respect to an Award of Performance-Based Stock be paid or distributed until the performance goals of such Award are met.
7.LIMITATION ON INCENTIVE STOCK OPTIONS.
An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Corporation or any Subsidiary; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Code Section 422(d)) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
8.AWARD AGREEMENTS.
(a)General. All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed non-qualified stock options. To the extent an Award Agreement is issued in the form of a Grant Notice which omits the specific terms governing the Incentive Award, the standard provisions set forth in the Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 6, 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR or time and form of vesting and payment of other Incentive Awards; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment of an employee on or after attainment of both age 65 and 5 years of continuous service with the Corporation or a Subsidiary (“Normal Retirement”).
(b)“Clawback” Provisions. Any Incentive Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Corporation to the extent the Grantee is, or in the future becomes, subject to any Corporation “clawback” or recoupment policy that requires the repayment by the Grantee to the Corporation of compensation paid by the Corporation to the Grantee in the event the payment was based on results of a materially inaccurate financial statements or was based on materially inaccurate performance criteria, or in the event the Grantee fails to comply with, or otherwise violates, the terms of requirements of such policy.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, the Board shall not have the authority (i) to amend the terms of outstanding Options or SARs to reduce the Option Price or grant price, as applicable, of any outstanding Option or SAR, (ii) to cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or grant price, as applicable, that is less than the Option Price or grant price, as applicable, of the original Options or SARs, (iii) to cancel outstanding Options or SARs with an Option Price or grant price, as applicable, above the current Fair Market Value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed; provided, that nothing in this Section 8(b) is intended to prevent appropriate adjustments to be made to outstanding awards, without shareholder approval, pursuant to Section 17.

(d)Electronic Transmissions, Documents and Signatures. Subject to limitations under applicable law, the Board (or its designee, which may be a third party) is authorized in its discretion to issue Incentive Awards and Award Agreements and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Grantees by electronic or similar means, including, without limitation, transmissions through electronic mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan. Subject to any requirements imposed by the Board, any signatures or acknowledgments may be made in electronic format. The Corporation may issue any Stock in book-entry or electronic format.
9.OPTION PRICE.
The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the Fair Market Value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.
No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.
10.TERM AND EXERCISE OF OPTIONS AND SARS.
(a)Term. Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of 5 years from the date it is granted.
(b)Exercisability Period and Limitations on Exercise. Subject to Sections 6(a) and 6(d), as applicable, each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, and subject to Sections 6(a) and 6(d), as applicable, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.
(c)Method of Option Exercise. Except to the extent electronic exercise has been authorized under Section 8(d), an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount, if any, of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates, which may be in book-entry or electronic form, evidencing his ownership of such shares. A separate Stock certificate or certificates, which may be in book-entry or electronic form, shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.
11.TRANSFERABILITY OF INCENTIVE AWARDS.
(a)Restricted Stock, Performance-Based Stock and Stock Units. No shares of Restricted Stock, Performance-Based Stock or Stock Units shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements, if any, imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.
(b)SARs. During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
(c)Options. During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50 percent of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee), and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50 percent of the beneficial interest, a foundation in which members of the Grantee’s Family (and/or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (and/or the Grantee) owns more than 50 percent of the voting interests.

12.TERMINATION OF SERVICE OR EMPLOYMENT.
(a)Employees. With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, except as provided in the applicable Award Agreement, any Option or SAR granted pursuant to the Plan shall terminate 3 months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, that, subject to Sections 6(a) and 6(d), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined below), and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of full calendar days of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), “Cause” shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary, or a definitive determination that the Grantee’s job performance is unsatisfactory pursuant to the written performance review procedures of the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in this Section 12(a), as applicable. Notwithstanding the preceding provisions of this Section 12(a), with respect to a Grantee whose employment terminates without Cause (as defined above), the Board may provide, in its discretion, by inclusion of appropriate language in an Award Agreement at the time of grant or later, that in the event of termination of employment or service of the Grantee with the Corporation and Subsidiaries Options or SARs held by the Grantee shall not terminate for a specified period longer than stated above (but not extending beyond termination of the Option or SAR as provided in Section 10(a) above), either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.
With respect to an award of Restricted Stock or an award of Stock Units which are not subject to the attainment of pre-established performance goals over a performance period, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Restricted Stock issued to such Grantee or Stock Units issued to such Grantee and not subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(b) and 6(e) and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined above) and this termination occurs prior to full vesting and the lapse of all applicable restrictions and conditions, the vested portion of the Grantee’s Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period shall be determined by multiplying the number of shares of Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period subject to the award by a fraction, the numerator of which is the number of calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of days of service required to achieve full vesting and the lapse of all applicable restrictions and conditions.
With respect to an award of Performance-Based Stock or an award of Stock Units which is subject to the attainment of pre-established performance goals over a performance period, upon termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Performance-Based Stock issued to such Grantee or Stock Units issued to such Grantee which are subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(c) and 6(e), and except as provided otherwise in the Award Agreement, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without Cause (as defined above) and this termination occurs prior to completion of the performance period, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such

Grantee subject to the attainment of pre-established performance goals over a performance period shall be eligible to become fully vested if and when the ordinary performance period ends, provided, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually shall vest shall be the number of shares issuable upon the attained level of performance multiplied by a fraction, the numerator of which is the number of calendar days during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of days of service required to achieve full vesting of the Performance-Based Stock or Stock Unit award.
Upon forfeiture of Restricted Stock, Performance-Based Stock or Stock Units, the Grantee shall have no further rights with respect to such Restricted Stock, Performance-Based Stock or Stock Units, including but not limited to any right to vote Restricted Stock or Performance-Based Stock or any right to receive dividends with respect to such shares of Restricted Stock or Performance-Based Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.
(b)Non-Employee Directors and Subsidiary Directors. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or a Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or with a Subsidiary as a Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.
13.RIGHTS IN THE EVENT OF DEATH, DISABILITY OR NORMAL RETIREMENT.
(a)Death of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option or SAR as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided otherwise in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. The preceding sentence also applies to any Restricted Stock otherwise issuable in connection with such Performance-Based Stock. The shares of Stock deliverable in accordance with the terms of this Section 13(a) shall be delivered to the executors, administrators, legatees or distributees of the Grantee’s estate.
(b)Disability of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Code Section 22(e)(3)) of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (within the meaning of Code Section 22(e)(3)), except as provided otherwise in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest upon such termination of employment.

If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (within the meaning of Code Section 22(e)(3)), except as provided otherwise in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.
(c)Death or Disability of a Non-Employee Director or Subsidiary Director. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.
(d)Normal Retirement of an Employee. Subject to Sections 6(a) and 6(d), as applicable, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR with a grant date more than 1 year prior to such date of termination of employment or service held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Subject to Section 6(b), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement and subject to the provisions of the Plan unrelated to Normal Retirement, then the restrictions on such Grantee’s Restricted Stock with a grant date more than 1 year prior to such date of termination of employment or service which are not subject to the attainment of pre-established performance goals over a performance period shall lapse upon the date the Grantee becomes eligible for Normal Retirement, and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement on such date. Subject to Section 6(e), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided otherwise in the applicable Award Agreement, then the restrictions on such Grantee’s Stock Units with a grant date more than 1 year prior to such date of termination of employment or service which are not subject to the attainment of pre-established performance goals over a performance period shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement. Subject to Sections 6(c) and 6(e) and notwithstanding any provision to the contrary in the Plan, except as provided otherwise in the applicable Award Agreement, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement, shares of Performance-Based Stock, with a grant date more than 1 year prior to such date of termination of employment or service, granted to such Grantee or Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.
14.USE OF PROCEEDS.
The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.
15.REQUIREMENTS OF LAW.
The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive.
16.AMENDMENT AND TERMINATION OF THE PLAN.
The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(d) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 and 22 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan. No amendment will be made to the no-repricing provisions of Section 8(b) without the approval of the Corporation’s shareholders.
17.EFFECT OF CHANGES IN CAPITALIZATION.
(a)Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares affected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Incentive Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Incentive Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.
(b)Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate Option Price or grant price of the shares remaining subject to the Option or SAR immediately before such reorganization, merger or consolidation.
(c)Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights, Restricted Stock, Performance-Based Stock or Stock Units as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on Restricted Stock, Performance-Based Stock and Stock Units shall lapse and the Grantee shall become the owner outright of the Stock, and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option or SAR in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.
(d)Change of Control Accelerated Vesting. Even if Incentive Awards are assumed or continued in connection with such transaction, the following provisions shall apply:
(i)If the service of an eligible individual who continues to render services to the Corporation or a Subsidiary immediately prior to a Change of Control is involuntarily terminated by the Corporation without Cause (as defined in Section 12(a)), within 2 years following the Change of Control, other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or, in the case of an employee, the individual resigns from the Corporation for Good Reason within two years following the Change of Control, the individual’s Incentive Awards shall become fully vested, and, in the case of Options or SARs, exercisable upon such termination of service;
(ii)For purposes of Sections 17(d)(i), any Performance-Based Stock award or any award of Stock Units which are subject to pre-established performance over a performance period that shall become fully vested pursuant to this Section 17(d) shall vest at the greater of (i) the target level determined under the Award Agreement or (ii) the amount determined immediately prior to such consummation of the Change of Control as though that were the end of the performance period.

    For purposes of this Section 17(d), “Good Reason” means the occurrence of any of the following conditions: (i) a material diminution in the eligible individual’s base compensation; (ii) a material diminution in the eligible individual’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the eligible individual is required to report (including a requirement that an eligible individual report to a corporate officer or employee instead of reporting directly to the Board); (iv) a material change in the geographic location at which the eligible individual must perform services; or (v) any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the eligible individual provides services. Prior to termination for Good Reason the eligible individual must provide notice to the Corporation of the existence of a condition for Good Reason within 90 days of the initial existence of the condition. The eligible individual will only be eligible to terminate employment for Good Reason if the Corporation does not remedy the condition within 30 days of such notice.
(e)Adjustments and Limitations. Adjustments under this Section 17 related to Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. All provisions of this Section 17 shall be subject to the requirements and limitations of Section 22 to the extent applicable.
(f)No Limitations on Corporation. The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
(g)Distribution of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock or Performance-Based Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.
18.CHANGE OF CONTROL DEFINED.
(a)General Rule. For the purpose of the Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below, subject to Section 22 below, if applicable.
(b)Stock Acquisition. A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.
(c)Board Change. A Change of Control shall occur when individuals who, as of April 26, 2023, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(d)Certain Other Business Transactions. A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
(e)Liquidation or Dissolution. A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
19.DISCLAIMER OF RIGHTS.
    No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.
20.NONEXCLUSIVITY OF THE PLAN.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
21.WITHHOLDING TAXES.
The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a Restricted Stock, Performance-Based Stock or Stock Unit award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a Fair Market Value equal to the withholding obligations. The Fair Market Value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.
22.CODE SECTION 409A.
(a)    Intent of Awards. It is intended that Incentive Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code and applicable regulations issued thereunder (“Code Section 409A”) unless otherwise specified by the Board. Towards that end, all Incentive Awards under the Plan are intended to contain such terms as will qualify the Incentive Awards for an exemption from Code Section 409A unless otherwise specified by the Board. The terms of the Plan and all Incentive Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any provision of the Plan to the contrary, the Board may amend any outstanding Incentive Award without the Grantee’s consent if, as determined by the Board, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Grantee from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Corporation nor any of its Subsidiaries nor the Board shall be liable to the Grantee or any other person or entity if an Incentive Award that is subject to Code Section 409A or the Grantee or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Grantee is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.
(b)    409A Awards. The Board may grant an Incentive Award under the Plan that is subject in whole or in part to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Corporation and the rights of the Grantee with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.
(c)    Time of Payment. The time and form of payment of a 409A Award shall be as set forth in the applicable Award Agreement or, if not provided for in the Award Agreement, shall be as set forth in the Plan for the particular type of Incentive Award. A 409A Award may only be paid in connection with a separation from service (subject to a 6-month delay, if applicable), a fixed time, death, disability, a change of control or an unforeseeable emergency, in each case within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. For purposes of Code Section 409A, to the extent a 409A Award is paid in installments, each installment payment shall be treated as the entitlement to a separate payment. No discretion provided within the Plan shall apply to a 409A Award to the extent such discretion would result in a violation under Code Section 409A.
(d)    Acceleration or Deferral. The Corporation shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
(e)    Termination Distribution Requirements. Any distribution of a 409A Award triggered by a Grantee’s termination of employment shall be made only at the time that the Grantee has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Grantee will perform after that date (whether as an employee or independent contractor of the Corporation or a Subsidiary) will permanently decrease to less than 20 percent of the average level of bona fide services performed over the immediately preceding 36 month period. Continued services solely as a director of the Corporation or a Subsidiary shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A. If the Grantee is deemed on the date of separation from service with the Corporation to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Corporation from time to time, or if none, the default methodology, then with regard to any 409A Award that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such 409A Award shall not be paid or issued prior to the earlier of (i) the expiration of the 6-month period measured from the date of the Grantee’s separation from service or (ii) the date of the Grantee’s death. On the first day of the seventh month following the date of the Grantee’s separation from service or, if earlier, on the date of the Grantee’s death, any 409A Award delayed pursuant to this Section 22(e) shall be paid or issued in a lump sum.
(f)    Scope and Application of this Provision. For purposes of this Section 22, references to a term or event (including any authority or right of the Corporation or a Grantee) being “permitted” under Code Section 409A means that the term or event will not cause the Grantee to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.
* * *
This amended and restated Plan reflects the plan restatement duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on March 1, 2023, subject to approval by the shareholders of the Corporation at the Corporation’s 2023 Annual Meeting on April 26, 2023.

WEBSTER FINANCIAL CORPORATION

By:	/s/ John R. Ciulla
Name:	John R. Ciulla
Title:	President and Chief Executive Officer